COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS PREMIER BALANCED FUND CLASS R SHARES WITH THE
STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX, THE
LEHMAN BROTHERS INTERMEDIATE GOVERNMENT / CORPORATE
BOND INDEX, THE LIPPER BALANCED FUNDS INDEX AND A HYBRID
INDEX

EXHIBIT A:
                     STANDARD
          DREYFUS    & POOR'S      LEHMAN
          PREMIER      500        BROTHERS
         BALANCED   COMPOSITE   INTERMEDIATE            LIPPER
           FUND       STOCK     GOVERNMENT/            BALANCED
 PERIOD  (CLASS R     PRICE      CORPORATE    HYBRID    FUNDS
          SHARES)     INDEX*    BOND INDEX** INDEX***   INDEX*

9/15/93     10,000      10,000        10,000   10,000    10,000
10/31/93    10,180      10,128        10,068   10,104    10,125
10/31/94    10,249      10,519         9,874   10,260    10,063
10/31/95    12,449      13,297        11,112   12,400    11,833
10/31/96    14,813      16,499        11,758   14,480    13,546
10/31/97    18,599      21,795        12,639   17,703    16,269


*Source: Lipper Analytical Services, Inc.
**Source: Lehman Brothers
***Source: Lipper Analytical Services, Inc. and Lehman Brothers